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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           -------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2000


                           -------------------------


                                ZORAN CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-27246                 94-2794449
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)



      3112 SCOTT BOULEVARD                                   95054
      SANTA CLARA, CALIFORNIA
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)




       Registrant's telephone number, including area code: (408) 919-4111


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ITEM 5.  OTHER EVENTS

         On August 23, 2000, Zoran Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Zoom Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran ("Sub"), and Nogatech, Inc., a Delaware corporation ("Nogatech"). Under the Agreement, as more fully described in the press release filed herewith, Sub will merge with and into Nogatech, each share of comon stock of Nogatech will be converted into 0.166 shares of common stock of Zoran, and each share of common stock of Sub will be converted into one share of common stock of Nogatech, which will become a wholly-owned subsidiary of Zoran. Outstanding options to acquire Nogatech common stock will be converted into Zoran options, and each outstanding option to acquire one share of Nogatech common stock will become an option to acquire 0.166 shares of Zoran common stock. The Agreement has been approved by the respective Boards of Directors of Nogatech and Zoran, and the transactions contemplated thereby are subject to the approval of the stockholders of Nogatech and other customary closing conditions. The acquisition contemplated by the Agreement will be accounted for as a purchase and is intended to qualify as a tax-free reorganization.

         A copy of the press release announcing the signing of the Plan of Merger is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------
                  99.1              Press Release of Zoran and Nogatech dated
                                    August 24, 2000.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Zoran Corporation

August 25, 2000                               By: \\Karl Schneider\\
                                                 -------------------------------
                                                  Karl Schneider
                                                  Vice President of Finance and
                                                  Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------
99.1              Press Release of Zoran and Nogatech dated August 24, 2000.


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